Exhibit 99.1

For Immediate Release	Contact Information
Wednesday, August 1, 2007	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Reports Financial Results, Increased Reserves
SAN ANTONIO -- August 1, 2007 -- TXCO Resources Inc. (Nasdaq:TXCO) today reported financial results for the second quarter and first half of 2007. The Company had record assets, proved reserves, and oil and gas sales, plus strong financial liquidity metrics, at June 30.

"TXCO closed its acquisition of Output Exploration LLC on April 2 and second-quarter financial and operations results include our new Output properties," said CEO James E. Sigmon. "Operational and financial results for the quarter were in line with our expectations, based upon the pro-forma, first-quarter 2007 estimates we provided in June -- and considering that we have not started drilling on the new Output properties." (See attached table.)

Second Quarter
Quarterly oil and gas revenues increased sequentially to $19.1 million, up more than 100 percent from the $8.7 million reported in the first quarter of this year. Interest expense and lease operating expenses also increased due to the acquisition, as did depreciation, depletion and amortization. The Company recorded a quarterly net loss of $1.3 million, equal to $0.04 per share, compared with net income of $4.0 million, or $0.12 per share, for the second quarter of 2006. All per-share amounts are on a diluted basis. Total revenues were $22.3 million, nearly double the $11.2 million in the first quarter.

Cash flow metrics remained strong sequentially while the current ratio strengthened to 1.66 from 1.51. Net cash provided by operating activities for the second quarter was $6.5 million, up sharply from $1.0 million for the first quarter. Ebitdax – earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense – was $11.3 million, compared with $4.8 million in the first quarter. Ebitda – Ebitdax less exploration expense – was $11.0 million, compared with $4.4 million in the previous quarter. See the accompanying table for a reconciliation of non-GAAP financial measures.

Oil and gas volumes and commodity prices were higher. Second-quarter average sales prices were $61.58 per barrel for crude oil and $7.44 per thousand cubic feet (mcf) for natural gas, compared with $54.98 per barrel and $7.26 per mcf, respectively, in the first quarter.

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First Half
For the first half of 2007, TXCO reported a net loss of $3.2 million, equal to $0.10 per share, due in large part to acquisition-related interest expense and higher DD&A costs reported in the first quarter. In the 2006 first half, the Company reported net income of $5.3 million, equal to $0.16 per share. Although oil and gas revenues were higher, total revenues of $33.6 million were lower than the $35.6 million reported for the prior-year's first half due to a decline in gas gathering revenues. Interest and lease operating expenses and DD&A were higher than in the year-earlier period, due primarily to the Output acquisition.

Reserves
At June 30, TXCO's net proved reserves were estimated at a record 78.3 billion cubic feet equivalent of natural gas (bcfe), an 89 percent increase from 41.4 bcfe at year-end 2006. First-half production was 3.2 bcfe. Proved reserves consisted of 61 percent oil and 39 percent gas. Glen Rose Porosity proved oil reserves rose to 9.5 bcfe from 9.0 bcfe at year-end 2006. Approximately 62 percent of TXCO's oil and gas reserves are classified as proved developed.

Midyear proved reserve numbers are based on internal estimates prepared in accordance with Securities and Exchange Commission and Financial Accounting Standards Board requirements.

Management Perspective
"We have raised the bar and TXCO is now a different company, offering a wider exploration, exploitation and development inventory than ever before," Sigmon added. "With the acquisition behind us, we can now focus on the positive impact we expect to see in production and reserves, starting in the third quarter of 2007 and going forward. TXCO has greater potential than ever before to multiply shareholder value."

Conference Call
TXCO has scheduled a conference call for 10 a.m. CDT (11 a.m. EDT) Thursday to discuss its financial results and recent operations. The call will be broadcast live over the Internet at http://www.txco.com/concall.html. Or by telephone, call (877) 387-9209 in the U.S./Canada or (706) 643-3820 for international callers. Passcode is 6551243.

A replay will be available through Saturday, Aug. 4, at (800) 642-1687 (U.S./Canada) and (706) 645-9291 (International) with passcode 6551243, and for 30 days at http://www.txco.com/concall.html.

About TXCO Resources
TXCO Resources, formerly The Exploration Company, is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

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Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2006, and Form 10-Q for the quarter ended March 31, 2007. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	June 30, 2007	December 31, 2006
Assets

Current Assets
Cash and equivalents	$6,825	$3,882
Accounts receivable, net	15,029	9,132
Federal income tax receivable	9,718	4,468
Prepaid expenses and other	3,284	887
Total Current Assets	34,856	18,369

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	261,468	119,574

Other Assets
Deferred tax asset	1,095	5,310
Deferred financing fees	2,216	60
Other assets	544	488
Total Other Assets	3,855	5,858

Total Assets	$300,179	$143,801

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	June 30, 2007	December 31, 2006
Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$14,229	$7,969
Deferred income taxes - current	-	-
Undistributed revenue	759	1,035
Notes payable	125	267
Derivative settlements payable	-	70
Accrued derivative obligation - short-term	-	321
Other payables and accrued liabilities	5,859	6,433
Total Current Liabilities	20,972	16,095

Long-Term Liabilities
Long-term debt	133,600	2,351
Deferred income taxes – long term	15,140	-
Asset retirement obligation	4,100	1,703
Total Long-Term Liabilities	152,840	4,054

Stockholders' Equity
Preferred stock, Series A & Series B; authorized 10,000,000 shares; issued and outstanding -0- shares	-	-
Common stock, par value $.01 per share; authorized 100,000,000 shares; issued 34,204,711 and 33,290,698 shares, outstanding 34,086,292 and 33,190,898 shares	342	333
Additional paid-in capital	127,077	122,108
Retained earnings	(587)	2,619
Accumulated other comprehensive loss, net of tax	-	(1,162)
Less treasury stock, at cost, 118,419 and 99,800 shares	(465)	(246)
Total Stockholders' Equity	126,367	123,652

Total Liabilities and Stockholders' Equity	$300,179	$143,801

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Three Months Ended	Three Months Ended
(in thousands, except earnings per share data)	June 30, 2007	June 30, 2006
Revenues
Oil and gas sales	$19,136	$$15,854
Gas gathering operations	3,152	3,678
Other operating income	48	20
Total Revenues	22,336	19,552

Costs and Expenses
Lease operations	4,238	1,869
Production taxes	1,103	779
Exploration expenses, including dry hole costs	279	195
Impairment and abandonments	696	618
Gas gathering operations	3,356	3,625
Depreciation, depletion and amortization	8,669	3,627
General and administrative	3,081	1,888
Total Costs and Expenses	21,422	12,601

Income from Operations	914	6,951

Other Income (Expense)
Derivative mark-to-market loss	-	474
Derivative settlements loss	-	(958)
Interest expense	(2,863)	(49)
Interest income	77	175
Loan fee amortization	(159)	(49)
Loss on sale of assets	-	(11)
Total Other Income (Expense)	(2,945)	(418)

(Loss) income before income taxes	(2,031)	6,533
Income tax (benefit) expense -- current	16	2,952
deferred	(733)	(400)

Net (Loss) Income	$(1,314)	$$3,981

(Loss) Earnings Per Share
Basic (loss) earnings per share	$(0.04)	$$0.12

Diluted (loss) earnings per share	$(0.04)	$0.12

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Six Months Ended	Six Months Ended
(in thousands, except earnings per share data)	June 30, 2007	June 30, 2006
Revenues
Oil and gas sales	$27,861	$$26,323
Gas gathering operations	5,646	9,218
Other operating income	49	35
Total Revenues	33,556	35,576

Costs and Expenses
Lease operations	6,898	3,512
Production taxes	1,597	1,290
Exploration expenses, including dry hole costs	654	640
Impairment and abandonments	1,382	1,094
Gas gathering operations	6,237	9,376
Depreciation, depletion and amortization	13,585	6,353
General and administrative	4,885	3,561
Total Costs and Expenses	35,238	25,826

(Loss) Income from Operations	(1,682)	9,750

Other Income (Expense)
Derivative mark-to-market loss	-	468
Derivative settlements loss	-	(1,591)
Interest expense	(3,140)	(136)
Interest income	103	213
Loan fee amortization	(169)	(122)
Loss on sale of assets	-	(11)
Total Other Income (Expense)	(3,206)	(1,179)

(Loss) income before income taxes	(4,888)	8,571
Income tax (benefit) expense -- current	(5,250)	3,715
deferred	3,568	(400)

Net (Loss) Income	$(3,206)	$$5,256

(Loss) Earnings Per Share
Basic (loss) earnings per share	$(0.10)	$$0.17

Diluted (loss) earnings per share	$(0.10)	$$0.16

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Cash Flows

(Unaudited)

	Six Months Ended	Six Months Ended
(in thousands, except earnings per share data)	June 30, 2007	June 30, 2006
Operating Activities
Net (loss) income	$(3,206)	$$5,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	13,754	6,475
Impairment, abandonments and dry hole costs	1,836	1,094
Deferred tax expense	3,568	11
Non-cash stock compensation expense	571	616
Non-cash derivative mark-to-market loss	-	(468)
Non-cash change in components of Other Comprehensive Income	1,524	-
Changes in operating assets and liabilities:
Receivables	(5,897)	555
Prepaid expenses and other	(4,752)	(1,670)
Accounts payable and accrued expenses	5,615	(1,569)
Current income taxes (receivable) payable	(5,527)	-
Deferred tax asset	-	(400)
Net cash provided by operating activities	7,486	9,900

Investing Activities
Development and purchases of oil and gas properties	(37,291)	(18,632)
Purchase of other equipment	(2,554)	(4,894)
Purchase of subsidiary	(95,994)	-
Proceeds from sale of assets	-	19
Net cash used by investing activities	(135,839)	(23,507)

Financing Activities
Proceeds from issuance of common stock, net of expenses	407	30,233
Purchase of treasury shares	(219)	-
Proceeds from bank credit facility	154,100	9,300
Payments on bank credit facility	(22,851)	(9,300)
Proceeds from installment and other obligations	119	178
Payments on installment and other obligations	(260)	(211)
Net cash provided by financing activities	131,296	30,200

Change in Cash and Equivalents	2,943	16,593

Cash and equivalents at beginning of period	3,882	6,083

Cash and Equivalents at End of Period	$6,825	$$22,676

TXCO RESOURCES INC. SELECTED OPERATING DATA

	Three Months Ended			Six Months Ended
($'s in thousands, except average prices)	Mar. 31, 2007	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Net cash provided in operating activities	$1,000	$6,486	$10,303	$7,486	$9,900

EBITDAX *	4,750	11,284	11,755	16,034	18,453

EBITDA *	4,375	11,006	11,559	15,380	17,813

Current ratio	1.51	1.66	1.48	1.66	1.48
Debt to asset ratio	13.9%	44.5%	0.2%	44.5%	0.2%

Sales
Oil:
Sales, in mBbl	151	241	208	392	346
Average realized sales price per barrel, excluding hedging impact	$54.98	$61.58	$66.35	$59.03	$63.40

Natural Gas:
Sales, in mmcf	221	644	293	865	586
Average realized sales price per mcf, excluding hedging impact	$7.26	$7.44	$7.03	$7.39	$7.54

Equivalent Basis:
Sales in mBOE	188	348	257	536	443
Average realized sales price per BOE, excluding hedging impact	$52.74	$56.35	$61.75	$55.08	$59.40

Sales in mmcfe	1,130	2,088	1,540	3,218	2,659
Average realized sales price per mcfe, excluding hedging impact	$8.79	$9.39	$10.29	$9.18	$9.90

Other Operating Data
Total lifting costs	$3,154	$4,969	$2,648	$8,122	$4,802
Total lifting costs per BOE	$16.75	$14.28	$10.31	$15.15	$10.84
Total lifting costs per mcfe	$2.79	$2.38	$1.72	$2.52	$1.81

Sales volume -oil properties -mBbl	149	229	205	378	341
Oil prop. lifting costs-oil (Incl Prod & Sev Tax)	$2,516	$3,230	$2,108	$5,746	$3,751
Oil prop. lifting costs per barrel	$16.90	$14.08	$10.26	$15.19	$10.99

Glen Rose Porosity sales volume -mBbl	123	162	184	285	290
Glen Rose Porosity lifting costs per barrel	$12.57	$9.12	$6.18	$10.61	$6.50

Sales volume -gas properties -mmcf	209	605	276	814	544
Gas prop. lifting costs-gas (Incl Prod & Sev Tax)	$606	$1,788	$540	$2,394	$1,052
Gas prop. lifting costs per mcf	$2.90	$2.95	$1.96	$2.94	$1.93

Total depletion cost per BOE	$25.62	$24.62	$13.95	$25.02	$14.14
Total depletion cost per mcfe	$4.27	$4.10	$2.33	$4.17	$2.36

* Please see the last page of this press release for a reconciliation of these non-GAAP financial measures.

TXCO RESOURCES INC. Unaudited Pro Forma Consolidated Statement of Operations for Periods Indicated

	1Q07	2Q07
($ in thousands, except per share amounts)	Pro Forma	Actual

Revenues
Oil and gas sales	$14,594	$ 19,136

Gas gathering operations	2,494	3,152
Other operating income	93	48
Total Revenues	17,181	22,336

Costs and Expenses
Lease operations	4,166	4,238
Production taxes	857	1,103
Exploration expenses, including dry hole costs	375	279
Impairments and abandonments	686	696
Gas gathering operations	2,881	3,356
Depreciation, depletion and amortization	8,474	8,669
General and administrative	2,555	3,081
Total Costs and Expenses	19,994	21,422

Income (Loss) from Operations	(2,813)	914

Other Income (Expense)
Derivative mark-to-market loss	-	-
Derivative settlements loss	-	-
Interest expense	(2,769)	(2,863)
Interest income	65	77
Loan fee amortization	(10)	(159)
Total Other Income (Expense)	(2,714)	(2,945)

(Loss) before income taxes	(5,527)	(2,031)
Income tax (benefit) expense--current	(1,873)	16
--deferred	-	(733)

Net (Loss)	$(3,654)	$(1,314)

(Loss) Per Share
Basic (loss) per share	$(0.11)	$(0.04)
Diluted (loss) per share	$(0.11)	$(0.04)

Shares outstanding
Basic	33,324	33,496
Diluted	33,324	33,496

EBITDA	7,716	11,006
EBITDAX	8,091	11,284

EBITDA per share	0.23	0.33
EBITDAX per share	0.24	0.34

TXCO RESOURCES INC.
EBITDA and EBITDAX RECONCILIATION to NET INCOME and NET CASH PROVIDED
PERIODS INDICATED
($ Thousands)	1Q07	2Q07	YTD	1Q06	2Q06	YTD
Net cash provided by
operating activities per CF Stmt	1,000	6,486	7,486	(402)	10,303	9,900
Change in operating assets and liabilities	(8,669)	(1,893)	(10,562)	(5,211)	2,527	(3,084)

Operating CF before change in
operating assets & liabilities	9,670	8,379	18,049	4,809	7,776	12,984

Deferred income taxes	(4,301)	733	(3,568)	-	400	-
Cash portion of net interest expense	251	2,786	3,037	50	(127)	(78)
Derivative settlements loss	1,143	381	1,524	633	958	1,591
Income tax	(965)	(717)	(1,682)	763	2,552	3,315
Exploration costs	375	278	654	444	196	640
Dry hole costs	(280)	(175)	(455)	-	-	-
Change in components of other
comprehensive income	(1,143)	(381)	(1,524)	-	-	-

EBITDAX	4,750	11,284	16,034	6,698	11,755	18,453

Less: Exploration costs	375	278	654	444	196	640

EBITDA	4,375	11,006	15,380	6,254	11,559	17,813

Less:
Loss (Gain) on sale of assets	-	-	-	-	11	11
Income tax expense	(965)	(717)	(1,682)	763	2,552	3,315
Impairment & abandonments	686	696	1,382	476	618	1,094
Derivative Loss (Gain)	1,143	381	1,524	639	485	1,123
Interest, net	251	2,786	3,037	50	(127)	(78)
Non cash stock compensation	226	345	571	252	364	616
DD&A	4,926	8,829	13,755	2,800	3,675	6,475

Net Income (Loss)	(1,892)	(1,314)	(3,206)	1,275	3,981	5,256

EBITDAX is earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense. EBITDA equals EBITDAX less exploration expense. We believe EBITDA and EBITDAX provide a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements.

These measures are widely used by investors and rating agencies. EBITDA, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. EBITDA and EBITDAX are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

Columns/rows may not foot/cross-foot due to rounding.